UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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VSE Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) John A. Cuomo 02) Edward P. Dolanski 03) Ralph E. Eberhart 04) Mark E. Ferguson III 05) Calvin S. Koonce 06) James F. Lafond 07) John E. Potter 08) Jack C. Stultz 09) Bonnie K. Wachtel	For
2. Approval of an amendment to VSE's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 15,000,000 shares to 23,000,000 shares.	For
3. Ratification of the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2022.	For
4. Approval, on a non-binding advisory basis, of the compensation of VSE's named executive officers.	For

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

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